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                              UTILICORP UNITED INC.              Exhibit 11
                        COMPUTATION OF EARNINGS PER SHARE
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

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                                                            Three Months Ended  Nine Months Ended
                                                              September 30,       September 30,
                                                              1995     1994       1995     1994
                                                            ------------------  -------------------
LINE NO.
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     Earnings Available for Common Shares:
(a)  Earnings available for common shares as reported         32.39    13.96      70.76    57.94
(b)  Elimination of interest on convertible subordinated
          debenture, net of tax                                 .09      .14        .31      .43
(c)  Elimination of dividends on cumulative
          convertible preference stock                            -        -          -     1.36
                                                            ------------------  -------------------

(d)  Fully Diluted Earnings Available                         32.48    14.10      71.07    59.73
                                                            ------------------  ------------------
                                                            ------------------  ------------------

     Weighted Average Common Shares Outstanding:
(e)  Primary weighted average shares outstanding
          as reported                                         45.17    44.82      44.93    43.83
(f)  Assumed conversion of convertible subordinated
          debenture                                             .35      .55        .42      .56
(g)  Assumed conversion of cumulative convertible
          preference shares                                       -        -          -     0.88
                                                            ------------------  -------------------

(h)  Fully Diluted Weighted Average Shares
          Outstanding                                         45.52    45.37      45.35    45.27
                                                            ------------------  ------------------
                                                            ------------------  ------------------
     Earnings Per Common Share:
          Primary (a/e)                                        $.72     $.31      $1.57    $1.32
          Fully Diluted (d/h)                                   .71      .31       1.57     1.31
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